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                                                                    EXHIBIT 21.1


                    LIST OF SUBSIDIARIES OF THE REGISTRANT

InfoSpace Investments, Ltd., a UK corporation.

Outpost Network, Inc., a Washington corporation.

Yellow Pages on the Internet, LLC, a Washington Limited Liability Company.